UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

C&J ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Richmond Ave, Suite 2000 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 260-9900

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Current Report on Form 8-K and the materials filed or furnished herewith may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on C&J’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting C&J will be those that are anticipated. C&J’s forward-looking statements involve significant risks and uncertainties (some of which are beyond C&J’s control) and assumptions that could cause actual results to differ materially from C&J’s historical experience and present expectations or projections. For additional information regarding known material factors that could cause C&J’s actual results to differ from those contained in the forward-looking information, please see the information set forth in Item 8.01 herof, as well as the information included in C&J’s other filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the period ended March 31, 2012 and Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are available at the SEC’s website at www.sec.gov and C&J’s website at www.cjenergy.com. Readers are cautioned not to place undue reliance on any forward-looking statement or information contained in this Current Report on Form 8-K, or in any materials filed or furnished herewith, which speak only as of the date indicated. C&J undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 1.01 Entry into a Material Definitive Agreement

Entry into Purchase Agreement.

On June 5, 2012, C&J Spec-Rent Services, Inc. (“Buyer”), a wholly owned subsidiary of C&J Energy Services, Inc. (“C&J” or the “Company”), entered into a definitive purchase agreement (the “Purchase Agreement”) with Casedhole Holdings, Inc. and its shareholders and option holders (collectively, the “Sellers”) to acquire all of the outstanding equity interests of Casedhole Holdings, Inc. and its operating subsidiaries, including Casedhole Solutions, Inc. (collectively, “Casedhole”) for approximately $272.5 million in cash, subject to customary closing adjustments (the “Casedhole Acquisition”). The Company expects to fund the Casedhole Acquisition through $220 million drawn from its Credit Facility (as defined herein), with the remainder paid from cash on hand. The Casedhole Acquisition is expected to close on or before June 8, 2012, upon satisfaction of customary closing conditions. No shareholder vote is required for the approval of this transaction, nor is it subject to a financing contingency. The Casedhole Acquisition has received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Purchase Agreement contains customary representations, warranties and covenants by all of the respective parties.

Founded in 2005 and headquartered in Houston, Texas, Casedhole is engaged in the business of providing cased-hole wireline and other complementary services to energy producers in the United States. There are no material relationships, other than in respect of the Purchase Agreement and the transactions contemplated thereby, between Casedhole, the Sellers or any of their respective affiliates, on the one hand, and the Company or any of its affiliates (including Buyer), on the other hand.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Entry into Amendment to Credit Facility

Effective June 5, 2012, the Company entered into an Amendment No. 1 and Joinder to Credit Agreement (the “Amendment”) which amended its existing $200.0 million senior secured revolving credit agreement, dated April 19, 2011 (as amended, the “Credit Facility”), with Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and various other lenders. The Amendment was entered into, among other reasons, to facilitate and permit the Company to fund the purchase price of the Casedhole Acquisition.

The Amendment, among other things, increases the Company’s borrowing capacity under the Credit Facility from $200.0 million to $400.0 million. To effectuate this increase, new financial institutions were added to the Credit Facility as lenders and certain other lenders severally agreed to increase their respective commitments. Pursuant to the Amendment, the aggregate amount by which the Company may periodically increase commitments through incremental facilities was increased from $75.0 million to $100.0 million, the sublimit for letters of credit was left unchanged at $200.0 million and the sublimit for swing line loans was increased from $15.0 million to $25.0 million.

As of June 5, 2012, there were no amounts outstanding under the Credit Facility, leaving the entire $400.0 million available for borrowing. The Company anticipates that it will borrow approximately $220 million under the Credit Facility to fund the purchase price of the Casedhole Acquisition.

The Credit Facility, as amended by the Amendment, will be required to be guaranteed by all wholly-owned domestic subsidiaries of the Company other than any immaterial subsidiaries. Following the completion of the Casedhole Acquisition, the Company intends to cause Casedhole and any of its subsidiaries which meet the above requirements to become guarantors under the Credit Facility.

The Amendment makes certain changes to the Credit Facility’s affirmative covenants, including, among others, the financial reporting and notification requirements, and the Credit Facility’s negative covenants, including, among others, the restriction on the Company and its subsidiaries’ ability to conduct asset sales, incur additional indebtedness, grant liens, issue guarantees, make investments, loans or advances and enter into certain transactions with affiliates. Additionally, the Amendment alters the restriction on capital expenditures to allow the Company to make an unlimited amount of capital expenditures so long as the pro forma “Consolidated Leverage Ratio” is less than 2.00 to 1.00, the Company has pro forma liquidity of greater than $40.0 million and no default exists and the capital expenditure could not reasonably be expected to cause a default. Further, in the event that these conditions are not met, the Company will be permitted to make capital expenditures of up to $200.0 million in any fiscal year, provided that up to $50.0 million of such amount in any fiscal year may be rolled over to the subsequent fiscal year and up to $50.0 million may be pulled forward from the subsequent fiscal year. These capital expenditure restrictions will not apply to, among other things, capital expenditures financed solely with the proceeds from the issuance of qualified equity interests and asset sales or normal replacement and maintenance capital expenditures.

The Amendment does not amend the maturity date, interest rate levels, financial covenant levels or voluntary prepayment provisions contained in the original Credit Facility.

The foregoing description of the Amendment and the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein, and the original Credit Facility, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 hereof concerning that certain Amendment to the Company’s Credit Facility and the incurrence of debt under the Credit Facility in order to fund the purchase price of the Casedhole Acquisition is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure

On June 6, 2012, the Company issued a press release announcing the execution of the Purchase Agreement for the Casedhole Acquisition and the Amendment to the Company’s Credit Facility. A copy of the press release is furnished as Exhibit 99.1 hereto, pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Risk Factors

The information provided in this Current Report on Form 8-K and the materials furnished or filed herewith contains forward-looking statements, which involve a number of risks and uncertainties. Please carefully consider the information set forth in this Item 8.01 and in the section entitled “Cautionary Note Regarding Forward-Looking Statements” for a discussion of known material factors which could materially affect the Company’s business, financial condition or future results. Additional risks and uncertainties not currently known to the Company or that it currently deems to be immaterial also may materially adversely affect the Company’s business, financial condition or future results.

C&J may not be able to integrate successfully Casedhole’s operations into its operations.

The integration of C&J and Casedhole—two previously independent companies—will be a complex, time-consuming and costly process. Failure to timely and successfully integrate these companies may have a material adverse effect on C&J’s business, financial condition and results of operations. The difficulties of integrating Casedhole’s operations will present challenges to the Company’s management, including:

•	operating a significantly larger combined company with operations in oil and gas well services in which C&J has not previously been involved;

•	managing relationships with new customers;

•	integrating personnel with diverse backgrounds and organizational cultures;

•	experiencing operational interruptions or the possible loss of key employees, customers or suppliers;

•	establishing the internal controls and procedures that the combined company will be required to maintain under the Sarbanes-Oxley Act of 2002; and

•	consolidating other corporate and administrative functions.

The combined company is also likely to incur unanticipated liabilities and costs, some of which may be material. Additionally, there can be no assurance that C&J will be able to cross-sell its services and penetrate new markets successfully or that C&J will obtain the anticipated or desired benefits of the Casedhole Acquisition. As a result, the anticipated benefits of the Casedhole Acquisition may not be fully realized, if at all.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of June 5, 2012, by and among C&J Spec-Rent Services, Inc., Casedhole Holdings, Inc., the shareholders of Casedhole Holdings, Inc. listed on the signature pages thereto, and the option holders of Casedhole Holdings, Inc. listed on the signature pages thereto.

10.2	Amendment No. 1 and Joinder to Credit Agreement, dated as of June 5, 2012, by and among C&J Energy Services, Inc., the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and solely for purposes of Section 8 thereof, the Guarantors named therein.

10.3	Credit Agreement, dated as of April 19, 2011, among C&J Energy Services, Inc. as Borrower, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Comerica Bank as L/C Issuer and Syndication Agent, Wells Fargo Bank, National Association as Documentation Agent, and the Other Lenders party thereto (incorporated herein by reference to Exhibit 10.18 to Amendment No. 1 to the C&J Energy Services, Inc.’s Registration Statement on Form S-1/A, dated May 12, 2011 (Registration No. 333-173177)).

99.1	Press Release dated June 6, 2012 announcing Execution of the Purchase Agreement for the Casedhole Acquisition and the Amendment to the Company’s Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC. (Registrant)

Date: June 6, 2012	By:	/s/ Theodore R. Moore
Theodore R. Moore Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of June 5, 2012, by and among C&J Spec-Rent Services, Inc., Casedhole Holdings, Inc., the shareholders of Casedhole Holdings, Inc. listed on the signature pages thereto, and the option holders of Casedhole Holdings, Inc. listed on the signature pages thereto.

10.2	Amendment No. 1 and Joinder to Credit Agreement, dated as of June 5, 2012, by and among C&J Energy Services, Inc., the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and solely for purposes of Section 8 thereof, the Guarantors named therein.

10.3	Borrower, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Comerica Bank as L/C Issuer and Syndication Agent, Wells Fargo Bank, National Association as Documentation Agent, and the Other Lenders party thereto (incorporated herein by reference to Exhibit 10.18 to Amendment No. 1 to the C&J Energy Services, Inc.’s Registration Statement on Form S-1/A, dated May 12, 2011 (Registration No. 333-173177)).

99.1	Press Release dated June 6, 2012 announcing Execution of the Purchase Agreement for the Casedhole Acquisition and the Amendment to the Company’s Credit Facility.